UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2019

Global Payments Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-16111	58-2567903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3550 Lenox Road, Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(770) 829-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	GPN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matter to a Vote of Security Holders.

On August 29, 2019, Global Payments Inc. (the “Company”) held a special meeting of shareholders (the “Special Meeting”). At the Special Meeting, the shareholders of the Company voted on the following matters: (1) approval of the Agreement and Plan of Merger, dated as of May 27, 2019, by and between Total System Services, Inc. (“TSYS”) and the Company, pursuant to which TSYS will merge with and into the Company, upon the terms and subject to the conditions set forth therein (the “Merger”, and such proposal, the “Merger Proposal”); (2) approval of the amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Global Payments common stock, without par value (“Common Stock”), from two hundred million shares to four hundred million shares, effective only upon and immediately prior to the completion of the Merger (the “Authorized Share Count Proposal”); (3) approval of the amendment to the Company’s Articles of Incorporation to declassify the Company’s Board of Directors and provide for annual elections of directors, effective only upon the completion of the Merger (the “Declassification Proposal”); and (4) approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal, the Authorized Share Count Proposal or the Declassification Proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus was timely provided to holders of Common Stock (the “Adjournment Proposal”).

As of July 22, 2019, the record date for the Special Meeting, there were 156,678,186 shares of Common Stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, there were present in person or by proxy 138,875,495 shares of Common Stock, representing 88.64% of the total outstanding eligible votes. Of the votes entitled to be cast on such proposals, 88.38% were voted in favor of the Merger Proposal, 88.03% were voted in favor of the Authorized Share Count Proposal, and 88.49% were voted in favor of the Declassification Proposal. As such, the proposals were approved by the requisite vote of the Company’s shareholders.

The voting results for the proposals are below:

1.	With respect to the Merger Proposal, the votes were as follows:

	Votes	% of Shares Entitled to Vote	% of Shares Voted
Voting For	138,464,903	88.38%	99.70%
Voting Against	68,476	0.04%	0.05%
Abstain From Voting	342,116	0.22%	0.25%
Broker Non-Vote	None	—%	—%

Total	138,875,495	88.64%	100%

2.	With respect to the Authorized Share Count Proposal, the votes were as follows:

	Votes	% of Shares Entitled to Vote	% of Shares Voted
Voting For	137,921,854	88.03%	99.31%
Voting Against	607,603	0.39%	0.44%
Abstain From Voting	346,039	0.22%	0.25%
Broker Non-Vote	None	—%	—%

Total	138,875,496	88.64%	100%

3.	With respect to the Declassification Proposal, the votes were as follows:

	Votes	% of Shares Outstanding	% of Shares Voted
Voting For	138,645,922	88.49%	99.83%
Voting Against	93,027	0.06%	0.07%
Abstain From Voting	136,547	0.09%	0.10%
Broker Non-Vote	None	—%	—%

Total	138,875,496	88.64%	100%

4.	With respect to the Adjournment Proposal, the votes were as follows:

	Votes	% of Shares Outstanding	% of Shares Voted
Voting For	112,792,915	71.99%	81.22%
Voting Against	25,307,016	16.15%	18.22%
Abstain From Voting	775,565	0.50%	0.56%
Broker Non-Vote	None	—%	—%

Total	138,875,496	88.64%	100%

Because the total votes cast in favor of the approval of the Merger Proposal, the Authorized Share Count Proposal and the Declassification Proposal at the Special Meeting represented over the requisite percentages of the requisite securities, no adjournment to solicit additional proxies was necessary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC.

Date: August 29, 2019	By:	/s/ Cameron M. Bready
Cameron M. Bready
Senior Executive Vice President and Chief Financial Officer